Exhibit 99.1

A Letter to Shareholders from the CEO of DarkPulse, Inc.

Dear fellow shareholders,

It is my great pleasure to address all of our shareholders in this letter as CEO of DarkPulse, Inc. (the “Company”).

On behalf of our entire team, I am excited to review accomplishments to date as well as our 2023 trajectory.

Since early 2021, our focus has been on the commercialization of our patents as well as expanding our global operating presence. We are happy to announce that our patented optical sensor system has been fully commercialized, and we have begun ordering units for delivery to the market. As part of the logistics of delivering our sensing hardware and monitoring solutions, we’ve teamed with a global electronics manufacturer to aid in the delivery of system hardware into markets deemed high-growth with a high demand for infrastructure monitoring technologies such as the Middle East. Our agreement with MultiNet, a distributor with expertise in the Gulf Cooperation Council (“GCC”) countries is in line with our expansion efforts into these key markets. We plan to focus our efforts in these geographies well into 2023 as we continue to build market share into global critical infrastructure/key resource monitoring markets with a focus on smart cities projects throughout the Middle East.

Signing of the Business Combination Agreement Leading us to NASDAQ

It has been 13 years of continuous work for the DarkPulse team and myself to position DarkPulse to where it is today, at NASDAQ’s doorstep. While there is still a lot more work to be done, we couldn’t have come this far without your support and enthusiasm. While there may be some confusion - mostly due to the speculation on how our transaction with Global System Dynamics, Inc. (“GSD”) would transpire - I can assure you that I have thoroughly reviewed this process with our teams of attorneys and directed our professionals to focus on preventing undue dilution to any of our shareholders’ interests in this transaction.

This transaction is neither a reverse stock split, nor a conversion of shares based on a fixed number of shares. This transaction is based on the value of DarkPulse at the time of execution of the Business Combination Agreement and we believe that each of our shareholders will get fair value of their DarkPulse equity in the form of newly issued shares of GSD. This transaction is not a dilutive event and it also is not, and legally cannot be, a method to address any prior losses any shareholder has suffered; however, we believe the transaction does establish a new baseline for our shareholders as we move to a NASDAQ listing. We believe the dilution suffered by the Company’s shareholders in the past was necessary to get us to this point by financing growth through funding acquisitions and operations.

We believe that moving to NASDAQ provides us with enormous opportunities such as potential research coverage from mainstay global brokerage and analysist firms, the opportunity to raise less equity financing on more favorable terms, better market trading stability, among many other advantages currently not available to us on the OTC Markets quotation service. We believe one of the most important things NASDAQ offers is global visibility. As a cutting-edge technology company that provides valuable technology and results to global infrastructure projects, we believe that, based on our international operations, being a NASDAQ-listed company will provide many more opportunities the world to learn about what we do and to potentially invest in our company.

As I write this update, we have, and we will continue to create several new administrative and executive positions, and are interviewing candidates with public company experience, from sales to human resources. Our internal structure, as well as the way we do things will change to meet the many compliance requirements of NASDAQ. This will also provide even more transparency to you, our shareholders.

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We have recently created a new division that is dedicated to water security. Water is considered a critical resource and we believe the infrastructure that delivers clean drinking water to our homes is critical. Water security is imperative for meeting the sustainable development goals imposed by governments around the world, since most of these goals cannot be met without access to adequate and safe water.

This is particularly true in the agricultural industry. In 2020, companies reported maximum financial impacts of water risks at US $311 billion – five times higher than the cost of addressing them (US $55 billion).1 Beyond risk management, there are also business opportunities when investing in water security estimated at US $711 billion.2 Water security is applicable to lands in source water areas, reservoirs and storage, treatment plants and distribution systems. Our suite of BOTDA security products addresses this market. As part of this added initiative, we anticipate the deployment of an intelligent water pumping station in South Florida by mid-January 2023 (anticipated completion in Q1 2023), which will be a digital twin with an installation of our system into the pumping station. The data collected is slated to be presented at a World Water Day event to an audience consisting of municipalities from around the globe.

As we participate in more municipal and other critical infrastructure projects, such as the Honcutt Bridge, we will offer and provide our technology and services to address the safety and maintenance of water systems.

Regarding shareholder concerns over the amount of dilution shareholders have seen in the last year, any new technology takes time to be adopted by its industry and our BOTDA technology is no different. In my last shareholder letter, I addressed that the Company and its shareholders would have to focus on growth in order to become a market leader. This focus on growth necessitated further investment and the delay of profitability.

Part of our plan was to acquire companies with complimentary technology and/or services, with either contracts already in place or prospective contracts and revenues as we go down this path. I was transparent then and am being transparent now. Our prior financial disclosures indicated that the Optilon acquisition did not come without financial cost but did fill an important gap in our overall strategy to become a market leader. At the time of the acquisition, the cost just to operate Optilan was exorbitant, some $20M in the last year, however, we had anticipated this financing need both in the short and long term. Trailing contracts means that we will not be receiving or recognizing revenues until 2023 and those contracts have been publicly disclosed in our public filings, but these are from contracts already in progress with new ones to be announced as they are signed. We believe we. are still on course to realize those revenues in 2023. In fact, as part of the business combination with GSD, a third-party valuation company provided a fairness opinion to GSD’s board of directors indicating that, based on the valuation of the Company, the transaction is fair. Without those prospective revenues, expanded engineering capabilities, and global footprint, we would not be where we are today and those were all acquired through capital raising, which resulted in necessary dilution. This is not unusual for small emerging market companies to do, especially small public companies. Due to the fact that we are a small public company, we are not given financing terms as optimal as much larger companies. The markets have changed over the last 20 years and capital is scarce for small, public companies like us. This is another reason why our Board of Directors decided to seek a pathway for listing on a senior exchange. I know there may be some confusion on exactly how this transaction will play out, but the details have been disclosed in the Company’s public filings (including attachment of the Business Combination Agreement) and we encourage each shareholder to review the public filings thoroughly. There will also be more filings to come with details on the anticipated merger. Instead of floundering on the OTC Markets, we saw a unique pathway for an exciting and groundbreaking company like ours to list on a senior exchange that receives global attention. Now, we have shifted our focus to the fundamentals, because that’s how researchers and analysts will evaluate us when on NASDAQ. Right now, there is no research or white papers done by institutional brokers or investment bankers because we are on the OTC Markets. To that end, we have begun internally reorganizing Optilan, DarkPulse, and our other subsidiaries by cutting unnecessary personnel, re-examining every contract to see where we can cut costs without sacrificing quality and services, while pursuing new contracts that we believe will result in positive EBITDA for the Company.

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1 https://www.cdp.net/en/research/global-reports/global-water-report-2020

2 https://www.cdp.net/en/research/global-reports/global-water-report-2020

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Significant Accomplishments Second Half of 2022

After initiating a successful roll-up strategy within the highly segmented infratech market our trajectory has continued to significantly accelerate. Here are some key milestones we have attained to date.

During the second half of 2022, we have accomplished the following:

•	We have reached a tentative agreement for the acquisition of a Distributed Fiber Optic Sensor (DFOS) company with acoustic based sensing technologies. We anticipate closing this transaction in mid-January 2023. We believe a layered technology solution allows for improved capabilities and market dominance across multiple sectors. The addition of acoustic sensing technologies will allow for more diverse deployment opportunities across a multitude of sectors while adding to our competitive market position.

•	We joined Utah State University’s ASPIRE program focused on the design, installation and operation of dynamic EV charging roads. We anticipate announcing the Charging Lane™ pilot program in the near future.

•	We have completed the design of a EV Smart battery utilizing our patented BOTDA technology to monitor, temperature, stress/strain, capacitance and alert to internal anomalies before fire as well as monitor battery health with plans to file for patent.

•	We created a Joint Venture company with Neural Signals Inc. and Dr. Phillip R. Kennedy to develop brain machine interface technologies based on years of clinical work and to commercialize a series of patents created by Dr. Kennedy

•	We opened our global headquarters in Houston, Texas. This is strategic for several reasons including Houston being a major business hub as well as a consolidated market for major companies in the energy industry.

•	We have added additional accounting personnel and have consolidated the back office operations of our subsidiaries into our Houston office. This streamlining of back office operations has reduced costs, and we believe will shorten the time required to consolidate our subsidiaries’ financial documentation, aiding in financial reporting, and business operations while reducing cash cycles.

•	We have begun creating a Houston-based sales team consisting of sales and engineering experts to aid in the sales efforts of our patented BOTDA sensing system hardware.

•	We have completed work for a new hardware design with integrated pulse generator eliminating the use of competing hardware necessary for deployments of our technology and we have ordered 35 units with these new integrated capabilities. We have a second order for 165 additional units slated for delivery to our distributor. We are completing the design of an integrated PC card and have begun the design of a DOD/ aerospace version of the system with expectations for anticipated completion in Q2 2023.

•	We launched the world’s first intelligent bridge in Marysville, California by installing our sensor technology with the California Division of Transportation (“CALTRANS”) and then launched the FIRST real-world piece of infrastructure into the industrial metaverse, including VR inspection capabilities.

•	We have created a digital twin of the Honcut Bridge in Marysville, California and have successfully launched its VR capable user interface utilizing a game engine, offering customers a full AR/VR experience of their infrastructure, such as bridges, roadways, buildings, with integration capabilities into supervisory control and data acquisition (“SCADA”) systems as an added value.

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•	We have been authorized to engage in FOREX trading which has been utilized by multinational organizations dealing with multiple currencies. The focus will be on protecting the Company’s balance sheet as it relates to currency derivatives.

•	We have engaged in discussion with banking firms to assist in raising non-dilutive debt.

•	We have ordered 35 initial units from our manufacturer with an additional 165 to be ordered late Q1 2023. These units are slated to be delivered to our distribution partner MultiNet headquartered in Egypt.

•	We have an active engagement agreement with Energy & Industrial Advisory Partners to review possible acquisitions. If these acquisitions are closed, we expect them to increase our market share across several verticals related to big data as a service (“BDaaS”) and structural health monitoring of infrastructure.

•	We have an exclusive agency agreement with Gulf Automation Services & Oilfield Supplies Company LLC (“GASOS”) in Abu Dhabi. GASOS will represent us in the region and assist in developing business opportunities.

Sharpening Our Focus in 2023 and Beyond

Again, we will focus on growth and increasing shareholder equity with an emphasis on long-term profitability and cash management. We choose to prioritize growth because we believe that scaling into a dominant market position is essential to achieving the full potential of our business plans.

We anticipate continuing to push the limits on our technology products and services with “first to market” offerings such as our fully integrated VR capable graphical user interface as a key component to building the industrial metaverse and implement it as the world moves towards smart cities. This is in line with our future desire to be a major player in both structural health monitoring and BDaaS.

We anticipate exploiting a window of opportunity within the competitive landscape evolution with respect to green energy opportunities. Many large players have moved towards green energy, smart cities and an AR/VR industrial metaverse and we are devoting substantial resources toward becoming a global leader in the space. Our goal is to remain nimble by moving quickly to solidify and extend our current market position with key business acquisitions that we believe will give us control of more than 20% of the global sensor market. We anticipate seeing substantial revenue opportunity in these larger markets we are targeting and are concentrating on building our capabilities and market presence again, through key acquisitions.

Continued Expansion of Our Operational Presence Throughout the Middle East

We choose to concentrate in the Middle East since the region is leading the global markets in the creation of opportunities that we believe require our BOTDA sensors systems, most notably smart cities and smart infrastructure projects. With several projects currently underway and several more slated to begin in the near term. We believe our partnership with MultiNet will create the logistics needed to execute multiple contract opportunities throughout the GCC and Middle East. MultiNet not only allows our products to be physically available throughout the region but also creates channel partner capabilities through training and certification. We believe this will accelerate our ability to secure additional contracts and revenues from the region. Coupled with our agreement with GASOS, we believe the two parts equal the whole by allowing us to deliver on new revenue opportunities with GASOS by utilizing the infrastructure built by MultiNet. In order to sell products and services, a logistics backbone is required for execution and we believe our agreements with both MultiNet and GASOS give us these capabilities thereby accelerating our growth in the region.

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Gaining Momentum on the Financial Front

Financial highlights with September 30, 2022 10-Q deep dive.

•	We expect the first half of 2023 to continue increasing revenues, with additional contract wins through Q2 continuing throughout Q4 2023 within our target market segments including infrastructure monitoring, high speed rail, renewable energy, oil and gas, physical security, satellite communications, smart cameras. Overall, we expect 2023 revenues to continue increasing, and we are committed to continuing this geometric progression of revenue generation and cost reduction into the future as we expand the group of companies and our service offerings and capabilities.

•	We have conducted an internal review of our reporting systems and have made both personnel and software changes to increase efficiencies while removing extraneous processes that led to a reporting of $5M Cost of Goods Sold on our Q3 2022 10-Q. Our investigation revealed the signing of a “loss leader” contract by previous ownership in 2017. The added stressors related to COVID-19 led this particular contract to lose a substantial amount of revenue. We believe a change in project management protocols, the addition and removal of certain personnel, and the completion of our SAP reporting software will eliminate the challenges brought to bear in the last reported quarter. We have also implemented a senior management review process of all contract opportunities over US $4M.

Our Continued Long Term View

We believe one underlying measure of our success will be short term actions taken now to create shareholder value over the long term. We believe that value will result from our ability to grow and solidify our market position as a global leader. Market leadership translates directly to higher revenue, higher profitability, greater velocity of money, and stronger returns on capital.

Our Vision

We believe that we are building something capable of changing the world and the way humanity lives. We envision a world with access to technologies capable of improving the health, safety, and well-being of every inhabitant and, more importantly, creating a safer, friendlier world in an environment that fosters better lives for all of Earth’s inhabitants.

We have built a very capable leadership team that is 100% committed to this vision and we are continuing to expand our teams across all areas of our business.

As always, I would like to thank our shareholders for your continuing support as we build our strategic initiatives with an eye towards becoming the world’s leading infrastructure technology company.

Sincerely,

Dennis M. O’Leary

Chairman, CEO, Entrepreneur

Safe Harbor Statement

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", "would", "expect", "intend", "estimate", "anticipate", "plan", "seek", "appears", or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, unforeseen events affecting our industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with Securities and Exchange Commission.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

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